UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 8, 2006

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On December 11, 2006, Hewlett-Packard Company (“HP”) announced that Robert P. Wayman will retire as Executive Vice President and Chief Financial Officer of HP effective on December 31, 2006.

In connection with his resignation as Executive Vice President and Chief Financial Officer, Mr. Wayman notified the HP board that he will not stand for re-election at the next annual meeting of stockholders.  Mr. Wayman will continue to serve as a Director of HP until HP’s next annual meeting of stockholders, which is currently scheduled to be held in March 2007.

(c)                                  Also on December 11, 2006, HP announced that Catherine A. Lesjak will succeed Mr. Wayman as Executive Vice President and Chief Financial Officer effective upon the effectiveness of Mr. Wayman’s resignation.  Ms. Lesjak, age 47, has served as Senior Vice President and Treasurer of HP since 2003. From May 2002 to July 2003, she served as Vice President of Finance for HP’s Enterprise Marketing and Solutions organization and Vice President of Finance for HP’s Software business unit.  From June 2000 to May 2002, Ms. Lesjak was Controller for HP’s Software Solutions organization.

In connection with her appointment as Executive Vice President and Chief Financial Officer, Ms. Lesjak’s salary will be increased to $550,000 per year and her target bonus opportunity for fiscal year 2007 will be increased to 100% of her salary.

HP’s press release announcing Mr. Wayman’s retirement and Ms. Lesjak’s appointment is filed as Exhibit 99.1 to this report.

Item 9.01.                  Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 99.1	Text of press release issued by HP, dated December 11, 2006, entitled “HP CFO Bob Wayman to Retire After 37 Years at HP, to be Succeeded by Treasurer Cathie Lesjak” (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: December 11, 2006	By:	/s/ Charles N. Charnas
	Name:	Charles N. Charnas
	Title:	Acting General Counsel, Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Text of press release issued by HP, dated December 11, 2006, entitled “HP CFO Bob Wayman to Retire After 37 Years at HP, to be Succeeded by Treasurer Cathie Lesjak” (filed herewith).